UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	16-1685692
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, PA	19104-2870
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Cohen & Company Inc., a Maryland corporation (the “Company”), hereby amends and supplements its registration statement on Form 8-A filed with the Securities and Exchange Commission on December 28, 2009 (the “Registration Statement”) as follows:

Item 1.	Description of Securities to be Registered.

On January 5, 2011, the Company and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), a New Jersey limited liability company, as Rights Agent (the “Rights Agent”), entered into Amendment No. 1 to Section 382 Rights Agreement (the “Amendment”). The Amendment amends the Section 382 Rights Agreement (the “Rights Agreement”), dated as of December 21, 2009, by and between the Company and the Rights Agent. A copy of the Amendment is included as Exhibit 4.1 hereto and is incorporated herein by reference. As a result of the Amendment, Item 1 of the Registration Statement is hereby amended to delete clause (vi) of paragraph 5.

Item 2.	Exhibits.

The following exhibits are included with this report or incorporated herein by reference:

Exhibit No.	Description

4.1	Amendment No. 1 to Section 382 Rights Agreement, dated as of January 5, 2011, by and between the Company and the Rights Agent — Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2011.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COHEN & COMPANY INC.

Date: January 11, 2011	/S/ JOSEPH W. POOLER, JR.
Joseph W. Pooler, Jr.,
Executive Vice President and
Chief Financial Officer